UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CF Industries Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2697511
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One Salem Lake Drive Long Grove, Illinois	60047
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value per share (including preferred stock purchase rights)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-124949

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.           Description of Registrant’s Securities to be Registered

For a description of the Registrant’s common stock (including preferred stock purchase rights) to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s Prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-124949) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.           Exhibits

Exhibit No.	Description
3.1	Form of Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registration Statement, filed with Amendment No. 3 to the Registration Statement)
3.2	Form of Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to the Registration Statement, filed with Amendment No. 2 to the Registration Statement)
4.1	Specimen common stock certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement, filed with Amendment No. 2 to the Registration Statement)
4.2

Rights Agreement, dated as of July 21, 2005, between the Registrant and The Bank of New York (Incorporated by reference to Exhibit 4.2 to the Registration Statement, filed with Amendment No. 3 to the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 5, 2005

CF Industries Holdings, Inc.

By:	/s/ Stephen R. Wilson
	Name:	Stephen R. Wilson
	Title:	President and Chief Executive
Officer